UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 13, 2020

AMERICOLD REALTY TRUST

(Exact name of registrant as specified in its charter)

Maryland	001-34723	93-0295215
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Glenlake Parkway, South Tower, Suite 600 Atlanta, Georgia	30328
(Address of principal executive offices)	(Zip Code)

(678) 441-1400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of Beneficial Interest, $0.01 par value per share	COLD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 — Entry into a Material Definitive Agreement.

On October 13, 2020, Americold Realty Trust (the “Company,” “we,” “us” or “our”), announced that it has entered into a Transaction Agreement (the “Transaction Agreement”) by and among the Company, Americold Realty Operating Partnership, L.P. (the “Operating Partnership”), the subsidiaries of the Company and the Operating Partnership set forth on Annex I attached thereto (such subsidiaries, collectively with the Company and the Operating Partnership, the “Buyers”), Agro Merchants Global, L.P., a Cayman Islands exempted limited partnership (“Seller Parent”), Agro Merchants Intermediate Holdings, L.P., a Cayman Islands exempted limited partnership (“Seller Holdings”), the direct and indirect Subsidiaries of Seller Parent set forth on Annex II attached thereto (such subsidiaries, collectively with Seller Parent and Seller Holdings, the “Sellers” and each, a “Seller”) and the direct and indirect Subsidiaries of Seller Parent set forth on Annex III attached thereto (such subsidiaries, collectively, the “Target Companies”). Pursuant to the Transaction Agreement, the Buyers will acquire all of the equity interests of the Target Companies held by the Sellers (the “Acquisition”).

The Acquisition is valued at approximately $1.740 billion, which includes (i) repayment of approximately $560 million of in-place Seller debt, (ii) assumption by us of approximately $110 million of in-place Seller capital leases and sale leaseback financing obligations, (iii) the issuance of 14,166,667 common shares of the Company (the “Acquisition Shares”) and (iv) $519 million of cash consideration, off-set by any cash on hand net of debt-like items and working capital adjustments.

The Transaction Agreement contains customary representations and warranties as well as covenants by each of the parties. However, the representations and warranties contained in the Transaction Agreement will not survive the closing of the Acquisition and the Sellers are not obligated to indemnify us for any losses that we may incur in connection with the Transaction Agreement.

Completion of the Acquisition will be subject to the satisfaction or waiver of customary closing conditions, including the continued accuracy of representations and warranties made by the parties to the Transaction Agreement, the performance in all material respects of obligations required to be performed under the Transaction Agreement, the absence of any court or governmental order preventing or prohibiting completion of the Acquisition, and receipt of required approvals under the laws of Austria and Australia. There can be no assurance that the conditions to closing the Acquisition will be satisfied or waived or that other events will not intervene to delay or result in the failure to close the Acquisition.

The Transaction Agreement is not intended to provide any other factual, business or operational information about the parties thereto. The representations, warranties and covenants contained in the Transaction Agreement were made only for purposes of such Transaction Agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including, to the extent agreed by the parties, being qualified by disclosures: (i) exchanged between the parties in connection with the execution of the Transaction Agreement and (ii) contained in the disclosure schedules to the Transaction Agreement. The representations and warranties may have been made for the purpose of allocating contractual risk among the parties to the Transaction Agreement based on the relative knowledge of the parties and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, investors and shareholders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Transaction Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

The foregoing summary of the Transaction Agreement and the Acquisition contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the terms and conditions of the Transaction Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Item 3.02 — Unregistered Sales of Equity Securities.

As described above, pursuant to the terms and subject to the conditions of the Transaction Agreement, at the Closing, the Sellers will receive Acquisition Shares as partial consideration for the Acquisition. The Acquisition Shares will be issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the private offering exemption provided by Section 4(a)(2) thereof. In connection with such issuance, the Company has granted certain of the Sellers registration rights requiring the Company to register with the Securities and Exchange Commission the resale of the Acquisition Shares. The Company has also entered into a separate lock-up agreement restricting the Sellers’ ability to sell the Acquisition Shares until May 17, 2021.

The disclosure relating to the Acquisition Shares in Item 1.01 of this Current Report is incorporated herein by reference.

Item 7.01 — Regulation FD Disclosure.

On October 13, 2020, the Company issued a press release announcing the Acquisition. A copy of such press release is furnished with this report as Exhibit 99.1 and incorporated herein by reference.

On October 13, 2020, the Company issued a press release announcing that it has commenced an underwritten registered public offering of 29,000,000 common shares in connection with certain forward sale agreements. The underwriters are expected to be granted a 30-day option to purchase up to an additional 4,350,000 common shares. A copy of the press release is furnished with this report as Exhibit 99.2 and incorporated herein by reference.

The information in this report is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in this report shall not be incorporated by reference into any filing under the Securities Act or the Exchange Act, unless specifically incorporated by reference into any such filing. This report will not be deemed an admission as to the materiality of any information in this report that is disclosed in accordance with Regulation FD.

Item 8.01 — Other Events.

Financing the Acquisition

We expect to fund the cash portion of the Acquisition consideration with the net proceeds from our forward equity offering, together with debt financing that may include a debt private placement. Our forward equity offering is not conditioned on the consummation of the Acquisition, and the closing of the Acquisition is not condition on the closing of our forward offering and is not subject to a financing condition. We have, therefore, obtained a financing commitment to provide a senior unsecured bridge loan facility in the principal amount of $650 million, to fund a portion of the Acquisition, if necessary, pursuant to a commitment letter, from Citigroup Global Markets Inc., one of the underwriters in our forward equity offering (acting directly or through a designated affiliate), and Bank of America, N.A., an affiliate of one of the underwriters in our forward equity offering (acting directly or through a designated affiliate).

Risks Related to the Acquisition

There are a number of significant risks related to the Acquisition, including the risk factors enumerated below.

We cannot assure you that the Acquisition will be completed on a timely basis or at all.

There are a number of risks and uncertainties relating to the Acquisition. For example, the Acquisition may not be completed, or may not be completed in the timeframe, on the terms or in the manner currently anticipated, as a result of a number of factors, including the failure of the parties to satisfy one or more of the conditions to closing. There can be no assurance that the conditions to closing of the Acquisition will be satisfied or waived or that other events, including obtaining any applicable required approvals from governmental authorities under competition and antitrust laws, will not intervene to delay or result in the failure to close the Acquisition. The Transaction Agreement may be terminated by the parties thereto under certain circumstances, including, without limitation, if the Acquisition has not been completed within six months of the date of signing (subject to certain limited exceptions). Delays in closing the Acquisition or the failure to close the Acquisition at all may result in our incurring significant additional costs in connection with such delay or termination of the Transaction Agreement and/or failing to achieve the anticipated benefits of the Acquisition. Any delay in closing or a failure to close the Acquisition could have a negative impact on our business and the market price of our common shares.

In the event the Acquisition is not consummated, we expect to use the net proceeds that we receive upon settlement of the 2020 forward sale agreements (and from the sale of any our our common shares that we may sell to the underwriters in lieu of the forward purchasers (or their respective affiliates) selling our common shares to the underwriters) for general business purposes, including repayment of outstanding indebtedness and the funding of other development, expansion and acquisition opportunities. However, we would have broad authority to use such net proceeds for other purposes that may not be accretive to our earnings per share and funds from operations per share.

If completed, the Acquisition may not achieve its intended benefits or may disrupt our plans and operations.

The Acquisition is a significant acquisition for us, and there can be no assurance that we will be able to successfully integrate with our business or otherwise realize the expected benefits of the Acquisition. Our ability to realize the anticipated benefits of the Acquisition will depend, to a large extent, on our ability to integrate the Target Companies with our business. The combination of two independent businesses may be a complex, costly and time-consuming process. Our business may be negatively impacted following the Acquisition if we are unable to effectively manage our expanded operations. The integration process will require significant time and focus from our management team following the Acquisition and may divert attention from the day-to-day operations of the combined business. Additionally, consummation of the Acquisition could disrupt our current plans and operations, which could delay the achievement of our strategic objectives. In this regard, the Sellers’ portfolio is different than our portfolio in certain respects, and this may impair our ability to integrate the Target Companies’ operations and achieve the anticipated benefits. For example,

Sellers does not own the real estate at 25 of its 46 properties and instead leases those properties from the owners thereof. Certain of these leases are subject to termination upon the occurrence of a change of control (like the Acquisition). Moreover, a substantial number of Sellers’ client contracts are short-term in nature, do not require a minimum fixed storage commitment obligation and/or are subject to termination at the client’s option or upon the occurrence of a change of control (like the Acquisition). In addition, the Sellers’ business plan contemplates significant capital expenditures for expansion and development opportunities in the next several years that will require funding.

The expected synergies and operating efficiencies of the Acquisition may not be fully realized, which could result in increased costs and/or lower revenues and have a material adverse effect on us. In addition, the overall integration of the businesses may result in material unanticipated problems, expenses, liabilities, competitive responses, loss of customer relationships and diversion of management’s attention, among other potential adverse consequences. The risks of combining our operations of the businesses include, among others:

•	we may have underestimated the costs to make any necessary improvements to the Target Companies’ properties;

•	the Target Companies’ properties may be subject to reassessment, which may result in higher than expected tax payments;

•	market conditions may result in higher than expected vacancy rates and lower than expected storage rates;

•	we may face difficulties in integrating the Target Companies’ employees and in attracting and retaining key personnel;

•	we may face challenges relating to our expansion into Europe as discussed below;

•

we may face difficulties in the pursuit of expansion and development opportunities, resulting in higher costs or an inability to complete the identified expansions of the Target Companies in a timely manner, or at all;

•	encroachments by certain of the Target Companies’ properties over existing easements may result in costs to correct such encroachments if challenged by easement holders; and

•

we may face challenges in keeping the Target Companies’ existing customers or transitioning our existing customers to Target Companies’ facilities, which could adversely impact interconnection revenue.

Additionally, over the past year or so, there has been significant appreciation in the market price for temperature-controlled warehouses. There can be no assurance that the market price for temperature-controlled warehouses will be sustained or continue to appreciate. Any decline in the market prices for temperature-controlled warehouses, including for the warehouses that we are acquiring in the Acquisition, could materially and adversely affect us.

Many of these risks will be outside of our control and any one of them could result in increased costs, decreases in the amount of expected revenue and diversion of our management’s time and focus, which could have a material adverse effect on us. In addition, even if our operations are integrated successfully with Target Companies’ operations, we may not realize the full benefits of the Acquisition, including the synergies, operating efficiencies, or sales or growth opportunities that are expected. These benefits may not be achieved within the anticipated time frame or at all. All of these factors could cause dilution to our earnings per share, decrease or delay the expected benefits of the Acquisition, and/or negatively impact the market price of our common shares.

We are subject to additional risks with respect to the addition of European operations and properties.

If we complete the Acquisition, we could be affected by factors specific to the laws and business practices of the European jurisdictions in which we will operate. These laws and business practices expose us to risks that are different than or in addition to those commonly found in the United States. Risks relating to our European operations and properties include:

•	changing governmental rules and policies, including changes in land use and zoning laws;

•

enactment of laws relating to the international ownership and leasing of real property or mortgages and laws restricting the ability to remove profits earned from activities within a particular country to a person’s or company’s country of origin;

•

changes in laws or policies governing foreign trade or investment and use of foreign operations or workers, and any negative sentiments towards multinational companies as a result of any such changes to laws or policies or due to trends such as political populism and economic nationalism;

•	variations in currency exchange rates;

•

instability of the Eurozone, which, were it to persist in the near term, could potentially lead to the reintroduction of individual currencies for Member States which would force certain Euro-denominated assets and liabilities to be re-denominated to such individual currencies, which could result in a mismatch in the values of assets and liabilities and expose us and certain of our investments to additional currency risks;

•	adverse market conditions caused by terrorism, civil unrest, natural disasters, infectious disease and changes in European, national or local governmental or economic conditions;

•	business disruptions arising from public health crises and outbreaks of communicable diseases, including the recent coronavirus outbreak;

•

the willingness of U.S. or international lenders to make mortgage loans in certain countries and changes in the availability, cost and terms of secured and unsecured debt resulting from varying European governmental economic policies;

•

the imposition of unique tax structures and changes in real estate and other tax rates and other operating expenses in particular countries, including the potential imposition of adverse or confiscatory taxes;

•	the potential imposition of restrictions on currency conversions or the transfer of funds;

•	general political and economic instability;

•	the United Kingdom’s withdrawal from the European Union, or Brexit, and the significant political and economic uncertainty stemming from it could depress economic activity;

•

potential liability under the Foreign Corrupt Practices Act of 1977, as amended, which generally prohibits U.S. companies and their intermediaries from bribing or making other prohibited payments to non-U.S. officials for the purpose of obtaining or retaining business or other benefits;

•	our limited experience and expertise in European countries relative to our experience and expertise in the United States;

•

provisions of the Tax Cuts and Jobs Act, or TCJA, that require the United States parent to include income from certain international operations into U.S. taxable income, and adverse tax consequences in the applicable jurisdictions; and

•

potential liability under, and costs of complying with, more stringent environmental laws or changes in the requirements or interpretation of existing laws, or environmental consequences of less stringent environmental management practices in foreign countries relative to the United States.

If any of the foregoing risks were to materialize, they could materially and adversely affect us.

Privacy and data security concerns, and data collection and transfer restrictions and related domestic or foreign regulations may adversely affect our business.

Personal privacy, information security, and data protection are significant issues in the United States, Europe and many other jurisdictions where we have or plan to have operations. The regulatory framework governing the collection, processing, storage and use of confidential and proprietary business information and personal data is rapidly evolving. The United States federal and various state and foreign governments have adopted or proposed requirements regarding the collection, distribution, use, security and storage of personally identifiable information and other data relating to individuals, and federal and state consumer protection laws are being applied to enforce regulations related to the online collection, use and dissemination of data. Privacy and data security concerns, and data collection and transfer restrictions and related domestic or foreign regulations may limit the use and adoption of our solutions and adversely affect our business.

Further, many foreign countries and governmental bodies, including the European Union, where we plan to conduct business, have laws and regulations concerning the collection and use of personal data obtained from their residents or by businesses operating within their jurisdiction. These laws and regulations often are more restrictive than those in the United States. Laws and regulations in these jurisdictions apply broadly to the collection, use, storage, disclosure and security of data that identifies or may be used to identify or locate an individual, such as names, email addresses and, in some jurisdictions, IP addresses.

We also expect that there will continue to be new proposed laws, regulations and industry standards concerning privacy, data protection and information security in the United States, the European Union, and other jurisdictions. For example, the European Commission adopted a General Data Protection Regulation, or the GDPR, that became fully effective on May 25, 2018, superseding prior European Union data protection legislation, imposing more stringent European Union data protection requirements, and providing for greater penalties for noncompliance. The United Kingdom enacted the Data Protection Act that substantially implements the GDPR. We are evaluating obligations imposed on us by the GDPR and we may be required to incur substantial expense in order to make significant changes to our business operations in connection with obtaining and maintaining compliance with the GDPR and similar legislation, such as the UK Data Protection Act, all of which may adversely affect our revenue. More generally, we cannot yet fully determine the impact these or future laws, regulations and standards may have on our business. Privacy, data protection and information security laws and regulations are often subject to differing interpretations, may be inconsistent among jurisdictions, and may be alleged to be inconsistent with our current or future practices. Additionally, we may be bound by contractual requirements applicable to our collection, use, processing, and disclosure of various types of data, including personal data, and may be bound by, or voluntarily comply with, self-regulatory or other industry standards relating to these matters. These and other requirements could increase our costs, impair our ability to grow our business, or restrict our ability to store and process data or, in some cases, impact our ability to operate our business in some locations and may subject us to liability. Any failure or perceived failure to comply with applicable laws, regulations, industry standards, and contractual obligations may adversely affect our business. Further, in view of new or modified foreign laws and regulations, industry standards, contractual obligations and other legal obligations, or any changes in their interpretation, we may find it necessary or desirable to fundamentally change our business activities and practices or to expend significant resources to adapt to these changes. We may be unable to make such changes and modifications in a commercially reasonable manner or at all.

The costs of compliance with and other burdens imposed by laws, regulations and standards may limit the use and adoption of our service and reduce overall demand for it, or lead to significant fines, penalties or liabilities for any noncompliance. Privacy, information security, and data protection concerns, whether valid or not valid, may inhibit market adoption of our business, particularly in certain industries and foreign countries.

The United Kingdom’s withdrawal from the European Union may have a negative effect on global economic conditions, financial markets and our business, which could materially and adversely affect our results of operations.

Following a national referendum and enactment of legislation by the government of the United Kingdom, the United Kingdom formally withdrew from the European Union on January 31, 2020 and entered into a transition period (currently set to last until December 31, 2020) during which it will continue its ongoing and complex negotiations with the European Union relating to the future trading relationship between the parties. Significant political and economic uncertainty remains about whether the terms of the relationship will differ materially from the terms before withdrawal, as well as about the possibility that a so-called “no deal” separation will occur if negotiations are not completed by the end of the transition period. Assuming the Acquisition is completed, we will operate in markets throughout Europe, including in Austria, Ireland, the Netherlands, Poland, Portugal, Spain and the United Kingdom, and, as a result, Brexit may impact our business in a number of ways.

These developments, or the perception that any of them could occur, have had and may continue to have a material adverse effect on global economic conditions and the stability of global financial markets, and could significantly reduce global market liquidity and restrict the ability of key market participants to operate in certain financial markets. Asset valuations, currency exchange rates and credit ratings may be especially subject to increased market volatility. Lack of clarity about future United Kingdom laws and regulations as the United Kingdom determines which European Union laws to replace or replicate could depress economic activity and restrict our access to capital in the United Kingdom. Any of these factors could have a material adverse effect on our business, financial condition and liquidity and results of operations.

We may be subject to unknown or contingent liability related to the Target Companies for which we may have no or limited recourse against the Sellers to us.

The Target Companies may be subject to unknown or contingent liabilities for which we may have no or limited recourse against the Sellers to us. Unknown or contingent liabilities might include liabilities for clean-up or remediation of environmental conditions, claims of customers, vendors or other persons dealing with the Acquisition, tax liabilities and other liabilities, whether incurred in the ordinary course of business or otherwise. In addition, the total amount of costs and expenses that we may incur with respect to liabilities associated with the Acquisition may exceed our expectations, which may materially and adversely affect us.

Our qualification as a REIT will depend in part on the nature of the assets and rights to income we acquire as part of the Acquisition.

Although we intend to structure our acquisition and post-acquisition operation of the Target Companies in a way that would allow us to continue to qualify as a REIT for U.S. federal income tax purposes, no assurances can be given that we will be successful.

The Target Companies are not currently organized or operated as a REIT. As a result of the Acquisition, we expect to acquire interests in certain assets and earn certain items of income that are not, or may not be, qualifying assets or income for purposes of the REIT asset and income tests. After the closing of the Acquisition we expect to integrate the Target Companies into our existing structure and conduct its business in a manner that would allow us to continue to qualify as a REIT, but there is no guarantee that our efforts to do so will be successful. Further, our review of the Acquisition is ongoing, and we may discover additional non-qualifying assets or income. We may not have the immediate right to change the terms of pre-existing arrangements that generate non-qualifying items or may have to incur significant penalties to terminate such arrangements. To maintain our REIT qualification, we may be required to hold significant assets acquired in connection with the Acquisition through our taxable REIT subsidiaries, or TRSs. Our domestic TRSs are subject to U.S. tax as regular corporations. If we acquire nonqualifying assets or earn nonqualifying income as a result of the Acquisition that causes us to fail to meet the REIT requirements, we could lose our REIT status if certain relief provisions do not apply, or we could incur a material tax liability in connection with the application of such relief provisions, which would materially and adversely affect us.

If we do not consummate the Acquisition, we will have incurred substantial expenses without realizing the expected benefits.

If we are unable to consummate the Acquisition, we will have incurred significant due diligence, legal, accounting and other transaction costs in connection with the Acquisition without realizing the anticipated benefits. We cannot assure you that we will acquire the Target Companies because the Acquisition is subject to a variety of conditions, including the satisfaction of customary closing conditions.

Item 9.01 — Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Transaction Agreement, dated as of October 13, 2020, by and among the Buyers, Sellers and the Target Companies

99.1	Press Release dated October 13, 2020 announcing the Acquisition

99.2	Press Release dated October 13, 2020 announcing the Company’s forward common share offering

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 13, 2020

AMERICOLD REALTY TRUST

By:	/s/ Marc J. Smernoff
	Name:	Marc J. Smernoff
	Title:	Chief Financial Officer and Executive Vice President